UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 31, 2016

TOWER US HOLDINGS INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-32832	47-5677123
(State or Other Jurisdiction	(Commission file Number)	(IRS Employer
of Incorporation)		Identification No.)

4321 Jamboree Road, Newport Beach, California		92660
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (949) 435-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

As part of a corporate reorganization in November 2015, Jazz Technologies, Inc. transferred all of its assets and liabilities, including its ownership of all of the shares of Jazz Semiconductor, Inc., to Jazz US Holdings Inc., a newly established company incorporated under the laws of Delaware and wholly owned by Jazz Technologies, Inc. (which has changed its name to Tower US Holdings Inc. and which remains a wholly-owned subsidiary of Tower Semiconductor Ltd.).  The transaction had the effect of establishing Jazz US Holdings Inc. as an intermediate holding company holding all of the shares of Jazz Semiconductor Inc.

In connection with the November 2015 reorganization, Jazz US Holdings Inc. assumed the obligations of Jazz Technologies, Inc. under the Jazz Senior Notes due 2018, including the obligation under the related Indenture to provide the Trustee and noteholders with quarterly and annual financial information.

Because the Securities and Exchange Commission does not accept filings from voluntary filers such as Jazz US Holdings Inc. who have not previously filed a registration statement under either the Securities Act of 1933 or the Securities Exchange Act of 1934, the annual report for the year ended December 31, 2015 and future quarterly and annual reports of financial information by Jazz US Holdings Inc. will not be filed with the Securities and Exchange Commission, but will be provided directly to the Trustee and any record Holder of the notes in accordance with Section 4.03 of the Indenture and will also be available on the TowerJazz website at www.towerjazz.com under the “Financial Statements” tab, which is under the “Investors” tab.  To view the historical SEC filings by Jazz made prior to the November 2015 reorganization, search on the SEC’s EDGAR website for filings made by Jazz Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 31st day of March, 2016.

TOWER US HOLDINGS INC.
(formerly JAZZ TECHNOLOGIES, INC.)

By:	/s/ Ronit Vardi
Name:	Ronit Vardi
Title:	Chief Financial Officer